Exhibit 99.1

VIVUS Strengthens Executive Leadership Team

John Amos, Kenneth Suh and Scott Oehrlein join VIVUS

New team brings extensive expertise in cash-flow positive asset acquisition, product portfolio optimization, and enterprise value creation

CAMPBELL, CA., April 30, 2018 — VIVUS, Inc. (NASDAQ: VVUS; the “Company”), a biopharmaceutical company, today announced the addition of three executives to the Company’s senior leadership team.  John Amos has joined as the Company’s new Chief Executive Officer and a new member of the Company’s Board of Directors.  Scott Oehrlein is Chief Operations Officer, a newly created position within the Company.  Kenneth Suh will continue as President and Chief Executive Officer of Willow Biopharma Inc., now a wholly-owned subsidiary of VIVUS.  All three executives were previously members of the senior leadership team at Willow Biopharma Inc., a specialty pharmaceutical company based in Toronto, Canada.

“Since my appointment as VIVUS’ Interim Chief Executive Officer last December, I have worked closely with our Board of Directors and senior management to identify talented individuals who have the expertise to realize the value of our current products and the vision to take VIVUS to the next level through strategic product acquisitions focused on cash flow-positive assets,” said Thomas B. King, who today assumed a new position as Interim President, to facilitate this management transition.  “John, Ken and Scott each have a long track record of creating value in the pharmaceutical industry by effectively identifying, commercializing and marketing best-in-class therapies.  We are confident that this team, working collaboratively with our existing senior leadership, is well-positioned to create long-term value for VIVUS patients and stockholders.”

“VIVUS has an exciting portfolio of specialty pharmaceutical products as well as significant development, regulatory and commercialization expertise, which I believe can be leveraged to create additional long-term value,” said John Amos, Chief Executive Officer at VIVUS.  “I’m excited to join the company, as are Ken and Scott.  We look forward to working with the dedicated employees at VIVUS who have already commercialized several important specialty pharmaceutical products.  Combining this dedicated team with new products that contribute meaningful revenue growth will put VIVUS on the path to becoming a leading profitable specialty pharmaceutical company in the future.”

“When I founded Willow Biopharma Inc., I believed that another significant ethical pharmaceutical company could be created through disciplined deal making and building a portfolio of pharmaceutical brands and products to meet patients’ needs.  By integrating with VIVUS, we believe we can accelerate this vision,” said Kenneth Suh, President and CEO at Willow Biopharma.

Concurrent with the acquisition of Willow Biopharma, the Company’s Board of Directors adopted the 2018 Inducement Equity Incentive Plan (the “Plan”) and, subject to the adjustment provisions of the Plan, reserved 5,020,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Plan.  The Plan was adopted without stockholder approval pursuant to Rule 5653(c)(4) and Rule 5653(c)(3) of the Nasdaq Listing Rules.

In addition, effective April 30, 2018, the Compensation Committee of the Company’s Board of Directors granted inducement awards to John Amos, Kenneth Suh and Scott Oehrlein, pursuant to Rule 5653(c)(4) of the Nasdaq Listing Rules, consisting of stock options to purchase 2,700,000; 1,700,000; and 620,000 shares of the Company’s common stock, respectively.  The stock options will vest over a four-year period, with 25% of the shares vesting on April 30, 2019 and the remaining shares vesting in equal installments over the remaining three years.  The options have an exercise price of $0.37 and will terminate 7 years after the date of grant.

About VIVUS’ New Senior Executives

John Amos - Chief Executive Officer and Board Member

John Amos served as the Executive Chairman of Willow Biopharma Inc., a biopharmaceutical company, from May 2017 to April 2018.  Previously, he served as the Chief Executive Officer of ORIX Healthcare Capital LLC, a private equity and venture capital investment company, from October 2012 to April 2017.  Mr. Amos served as the Operating Partner and Portfolio Company Board Member of BioVeda China Fund, a financial investment company, from February 2008 to October 2012.  He served as the Chief Executive Officer and President of the Oncology Therapeutics Network (acquired by McKesson Corporation in November 2007), a physician services company, from June 2005 to November 2007 and was a special advisor to McKesson Corporation, a public healthcare services company, from November 2007 to May 2008.  Mr. Amos served as the President of the Oncology Therapeutics Network of Bristol Myers Squibb, a publicly traded biopharmaceutical company, from June 2003 through May 2005.  Mr. Amos has previously served on the board of directors of TD2, Navigating Cancer, CITIC Pharmaceuticals, Aesyntix Health, Prodigy Health, Apollo Health Street, Quinian Health, Oncology Therapeutics Network, Oncology Molecular Imaging and Matawan Pharmaceuticals.  Mr. Amos served as a member of the Scientific Advisory Board at MD Anderson Cancer Center Institute for Applied Cancer Science (IACS) and was a health policy advisor to Governor Jeb Bush’s 2016 Presidential Campaign.  He has been appointed as a Trustee of the Global Leadership Council of the University of California, Davis Foundation.  Mr. Amos studied Economics at the University of California, Davis and received a B.S. in General Business from the University of the State of New York.

Kenneth Suh - President and CEO, Willow Biopharma Inc.

Kenneth Suh founded Willow Biopharma Inc., a biopharmaceutical company, in August 2015. With the VIVUS transaction, he will continue to serve as President, Chief Executive Officer and Director of Willow Biopharma Inc.  Previously he founded KRIM Biopharma Inc., a biopharmaceutical company, in 2013 and served as President and Chief Executive Officer and Director from August 2013 to August 2015.  Mr. Suh held the following roles for Novartis Pharma Canada, a pharmaceutical company: Franchise Lead from 2012 to 2013, Brand Manager from 2010 to 2012, Associate Brand Manager from 2009 to 2010 and Medical Representative from 2006 to 2009.  He received a Bachelor of Commerce with Honours from the University of Guelph, Ontario.

Scott Oehrlein - Chief Operations Officer

Scott Oehrlein served as the Global Chief Operations Officer of Willow Biopharma Inc., a biopharmaceutical company, from November 2017 to April 2018.  Previously he served as Vice President and Head of General Medicines Sales/Diabetes and CV Sales, U.S. Sanofi, a global biopharmaceutical company, from April 2014 to June 2017.  Mr. Oehrlein held various roles for Novartis Pharmaceuticals Corporation, a global healthcare company, from August 2004 to April 2014 including the following: Vice President, Head of Primary Care Sales US from April 2012 to April 2014, General Manager South Operating Unit from August 2011 to March 2012, and Vice President Primary Care Franchise, Novartis Canada Montreal from January 2009 to July 2011.  He received a B.A. in Biology and Pre-Medicine from the Franklin and Marshall College.

About VIVUS

VIVUS is a biopharmaceutical company committed to the development and commercialization of innovative therapies that focus on advancing treatments for patients with serious unmet medical needs.  For more information about the Company, please visit www.vivus.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to potential change in our business strategy to enhance long-term stockholder value; risks and uncertainties related to the impact, if any, of changes to our Board of Directors and senior management team; risks and uncertainties related to the integration and continued operations of Willow and our ability to achieve expected synergies; and risks and uncertainties related to diversion of our resources and difficulty in retaining critical employees of the acquired business. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2017 as filed on March 14, 2018, and as amended by the Form 10-K/A filed on April 26, 2018, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

VIVUS, Inc.	Investor Relations: Lazar Partners
Mark Oki	David Carey
Chief Financial Officer	Managing Director
oki@vivus.com	dcarey@lazarpartners.com
650-934-5200	212-867-1768